Exhibit 23.4

观韬中茂律师事务所 Guantao Law Firm	中国北京市西城区金融大街5号 新盛大厦B座19层 邮编：100032

Tel: 86 10 66578066 Fax: 86 10 66578016 E-mail: guantao@guantao.com http: // www.guantao.com	19/F, Tower B, Xinsheng Plaza, 5 Finance Street, Xicheng District, Beijing 100032, China

CONSENT LETTER

November 17, 2023

To:	U Power Limited
2F, Zuoan 88 A, Lujiazui,
Shanghai, People’s Republic of China

Dear Sir/Madam,

We consent to the references to our firm in the registration statement on Form F-1 filed by U Power Limited with the U.S. Securities and Exchange Commission (the “SEC”) on November 17, 2023 (the “Registration Statement”) and the filing of this consent letter with the SEC as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder

Yours faithfully,

/S/ Guantao Law Firm
Guantao Law Firm